UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2021, FreightCar North America (“Borrower” and together with the Company and certain other subsidiary guarantors, collectively, the “Loan Parties”) entered into an Amendment No. 2 to the Term Loan Credit Agreement (the “Amendment” and together with the Term Loan Credit Agreement, the “Term Loan Credit Agreement”) with CO Finance LVS VI LLC, as lender (the “Lender”), an affiliate of a corporate credit fund, and U.S. Bank National Association, as disbursing agent and collateral agent (“Agent”), pursuant to which the principal amount of the term loan credit facility was increased by $16.0 million to a total of $56.0 million, with such additional $16.0 million (the “Additional Loan”) to be funded upon the satisfaction of certain conditions precedent set forth in the Amendment (the funding date of such Additional Loan, the “Closing Date”).  The Additional Loan closed and was funded on May 17, 2021.

The Additional Loan will bear interest, at Borrower’s option and subject to the provisions of the Term Loan Credit Agreement, at Base Rate (as defined in the Term Loan Credit Agreement) or Eurodollar Rate (as defined in the Term Loan Credit Agreement) plus the Applicable Margin (as defined in the Term Loan Credit Agreement) for each such interest rate set forth in the Term Loan Credit Agreement.

The Term Loan Credit Agreement, has both customary affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens and investments. The Term Loan Credit Agreement also provides for customary events of default.  Pursuant to the terms and conditions set forth in the Term Loan Credit Agreement and the related loan documents, each of the Loan Parties granted to Agent a continuing lien upon all of such Loan Parties’ assets to secure the obligations of the Loan Parties under the Term Loan Credit Agreement.

Pursuant to the Amendment, in the event that the Additional Loan is not repaid in full by March 31, 2022, the Company shall issue to the Lender and/or an affiliate of the Lender a warrant (the “Additional Warrant”) to purchase a number of shares of the Company’s common stock, par value $0.01 per share, equal to 5% of the Company’s outstanding common stock on a fully-diluted basis at the time the Additional Warrant is exercised (after giving effect to such issuance).  The Additional Warrants, if issued, will have an exercise price of $0.01 and a term of ten years.

The Amendment contains additional covenants, including, among other things, that the Company i) obtain a term sheet for additional financing of no less than $15.0 million by July 31, 2021 and ii) file a registration statement on Form S-3 registering Company securities, including the shares of Company common stock issuable upon exercise of the Additional Warrants, by no later than August 31, 2021.

The foregoing description of Amendment No. 2 to the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 to the Term Loan Credit Agreement to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2021.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: May 20, 2021	By:	/s/ Terence R. Rogers
	Name:	Terence R. Rogers
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary